      As filed with the Securities and Exchange Commission on April 7, 2000
                          Registration No. 333-_______

                              --------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       INFORMATION ARCHITECTS CORPORATION
             (Exact name of Registrant as specified in its charter)

                  NORTH CAROLINA                           87-0399301
         ------------------------------               -------------------
         (State or other jurisdiction of              (I.R.S. Employer
         incorporation organization)                  Identification No.)


              INFORMATION ARCHITECTS CORPORATION OMNIBUS STOCK PLAN
                            (Full title of the plan)

                                4064 Colony Road
                         Charlotte, North Carolina 28211
                                 (704) 365-2324
               (Address, including zip code and telephone number,
                      including area code, of Registrant's
                          principal executive offices)

                             ----------------------
                                 J. Dain Dulaney
                       INFORMATION ARCHITECTS CORPORATION
                                4064 Colony Road
                         Charlotte, North Carolina 28211
                                 (704) 365-2324
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                             ----------------------
                                    COPY TO:
                                 Jeffrey S. Hay
                       McGUIRE, WOODS, BATTLE & BOOTHE LLP
                             100 North Tryon Street
                                   Suite 2900
                         Charlotte, North Carolina 28202
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                              Proposed Maximum
Title of Each Class of         Amount to be   Offering Price Per  Proposed Maximum          Amount of
Securities to be Registered    Registered     Share               Aggregate Offering Price  Registration Fee

Common Stock of Information    3,000,000(1)   $12.40625(2)        $12,406,250(2)(3)         $3,275.25(3)
Architects Corporation (par
value $.001 per share)

------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares of Common Stock stated above, such additional shares of Common Stock to be offered or issued to prevent dilution as a result of future stock dividends or stock splits.

(2) Estimated pursuant to paragraph (c) of Rule 457 under the Securities Act, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the Common Shares quoted on The Nasdaq National Market on April 5, 2000.

(3) Calculation of the Proposed Maximum Aggregate Offering Price and the Registration Fee excludes 2,000,000 shares of common stock issuable pursuant to the Information Architects Corporation Omnibus Stock Plan which have already been registered on the Registrant's Registration Statement on Form S-8 (File No. 333-50825) and 1,000,000 Common Shares which are being registered on this Registration Statement on Form S-8 which is being filed on the date hereof.

         This Registration Statement is being filed to register additional shares of the Registrant's Common Stock to be issued under the Information Architects Corporation Omnibus Stock Plan, as amended (the "Plan"). Shares of the Registrant's Common Stock to be issued pursuant to the Plan were originally registered pursuant to a registration statement on Form S-8 (File No. 333-50825) (the "Original Registration Statement"). The contents of the Original Registration Statement are hereby incorporated by reference into this Registration Statement to the extent that they present information not otherwise presented herein.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.

  Not required to be filed as part of this registration statement pursuant to Note to Part 1 of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

  Not required to be filed as part of this registration statement pursuant to Note to Part 1 of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. The following documents filed by us with the SEC are incorporated herein by reference and made a part hereof:

     1. Annual Report on Form 10-K for the year ended December 31, 1999.

     All documents, filed subsequent to the date hereof by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, are collectively referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Reference is made to the North Carolina Business Corporation Act, G.S. 55-8-52 and 55-8-56, which provides that unless limited by our articles of incorporation, a North Carolina corporation must indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any actual or threatened proceeding to which he was, or was threatened to be made, a party because he is or was a director or officer of the corporation. This statutory right of indemnification covers all reasonable expenses incurred by the officer or director in connection with the proceeding, including counsel fees.

         A North Carolina corporation can eliminate an individual's statutory right to indemnification. However, the Registrant's Bylaws provide that directors and officers shall have the right to be indemnified "to the fullest permitted by law" and further provide that expenses incurred by an officer or director shall be paid in advance of the final disposition of any investigation, action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Registrant.

         In addition, a North Carolina corporation may, but is not required to, indemnify a director or officer against liability who has been named or threatened to be named a party to a proceeding because he is or was acting in that capacity if the officer or director (i) conducted himself in good faith,
(ii) had the reasonable belief that his conduct was in the corporation's best interests if he was acting in his official capacity, or if not acting in an official capacity, a reasonable belief that his conduct was not opposed to the corporation's best interests, and (iii) in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A North Carolina corporation may also purchase and maintain insurance on behalf of an officer or director against liability incurred by him in that capacity, whether or not the corporation would have the power to indemnify him under the statutory provisions of North Carolina.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

         See Exhibit Index

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) to include any prospectus required by Section 10(a)(3) of the

Securities Act;

                  (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee"

                  (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that the undertakings set forth in paragraphs (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, when applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of

1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.


Item 8.        Exhibits.

         Exhibit
         Number   Description
         ------   ----------------------------------------------------

         3.2 Articles Of Amendment To The Articles Of Incorporation Of Alydaar Software Corporation

         3.3 Articles Of Restatement of the Restated Articles of Incorporation of Information Architects Corporation

         4.1*     Alydaar Software Corporation Omnibus Stock Plan

         4.2* Addendum to Alydaar Software Corporation Omnibus Stock Plan dated October 20, 1997

         4.3* Addendum to Alydaar Software Corporation Omnibus Stock Plan dated October 20, 1997

         4.4* Addendum to Alydaar Software Corporation Omnibus Stock Plan dated December 20, 1997

         4.5 Addendum to Alydaar Software Corporation Omnibus Stock Plan dated May 22, 1998

         4.6 Addendum to Alydaar Software Corporation Omnibus Stock Plan dated June 4, 1999

         5.1      Opinion of McGuire, Woods, Battle & Boothe LLP.

         23.1     Consent of Holtz Rubenstein & Co., LLP, independent auditors.

         23.2     Consent of McGuire, Woods, Battle & Boothe LLP (included in
                  Exhibit 5.1).

         24.1     Power of Attorney (included in signature page).

         --------------------------------------------------------------------
         *Incorporated by reference from previous filings with the Securities and Exchange Commission.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, the city of Charlotte, state of North Carolina, on April 7, 2000.


                                        INFORMATION ARCHITECTS CORPORATION

                                        By: /s/ ROBERT F. GRUDER
                                        ----------------------------------------
                                            Robert F. Gruder
                                            Chief Executive Officer and Chairman

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                 TITLE                       DATE
--------------------------      --------------------------       -------------

/s/ ROBERT F. GRUDER            Chief Executive Officer          April 7, 2000
------------------------        and Chairman of the Board
  (Robert F. Gruder)            (Principal Executive Officer)

/s/ J. Wayne Thomas             Chief Financial Officer          April 7, 2000
------------------------        (Principal Financial and
  (J. Wayne Thomas)             Accounting Officer)


/s/ Thomas J. Dudchik           Senior Vice President and        April 7, 2000
------------------------        Director
/s/ J  (Thomas J. Dudchik)


/s/ Richard J. Blumberg         Director                         April 7, 2000
------------------------
  (Richard J. Blumberg)


/s/James H. McLaughlin          Director                         April 7, 2000
------------------------
(James H. McLaughlin)


         Each person whose signature appears above hereby appoints Robert F. Gruder as such person's true and lawful attorney, with full power for him to sign, for such person and in such person's name and capacity indicated below, any and all amendments to this registration statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

                                  EXHIBIT INDEX


         Exhibit
         Number   Description
         ------   ----------------------------------------------------

         3.2 Articles Of Amendment To The Articles Of Incorporation Of Alydaar Software Corporation

         3.3 Articles Of Restatement of the Restated Articles of Incorporation of Information Architects Corporation

         4.1*     Alydaar Software Corporation Omnibus Stock Plan

         4.2* Addendum to Alydaar Software Corporation Omnibus Stock Plan dated October 20, 1997

         4.3* Addendum to Alydaar Software Corporation Omnibus Stock Plan dated October 20, 1997

         4.4* Addendum to Alydaar Software Corporation Omnibus Stock Plan dated December 20, 1997

         4.5 Addendum to Alydaar Software Corporation Omnibus Stock Plan dated May 22, 1998

         4.6 Addendum to Alydaar Software Corporation Omnibus Stock Plan dated June 4, 1999

         5.1      Opinion of McGuire, Woods, Battle & Boothe LLP.

         23.1     Consent of Holtz Rubenstein & Co., LLP, independent auditors.

         23.2     Consent of McGuire, Woods, Battle & Boothe LLP (included in
                  Exhibit 5.1).

         24.1     Power of Attorney (included in signature page).

         --------------------------------------------------------------------
         *Incorporated by reference from previous filings with the Securities and Exchange Commission.